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                                                                    EXHIBIT 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS NOTE IS SUBJECT AND SUBORDINATE TO THE LIABILITIES OF DESIGNS, INC. DUE OR TO BECOME DUE TO FLEET RETAIL FINANCE INC., AGENT PURSUANT TO A SUBORDINATION AGREEMENT DATED MAY 14, 2002, AS AMENDED AND IN EFFECT.

                                  DESIGNS, INC.
                 FORM OF 5% SUBORDINATED NOTE DUE April 26, 2007

__________, 2002                                                     $__________

         Designs, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________, a __________
corporation (the "PAYEE"), on April 26, 2007, the principal sum of __________ dollars ($__________), together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of five percent (5%) per annum from the date hereof.

         1. MANDATORY PRINCIPAL PAYMENTS. On the last day of each fiscal quarter of the Company starting with the fiscal quarter ending July 31, 2003, the Company shall pay towards the then-outstanding principal amount of this Note the amount of $__________.

         2. PAYMENT OF INTEREST. Interest accrued on this Note is payable on July 31, October 31, January 31, and April 30 of each year.

         3. METHOD OF PAYMENT. The Company shall make all payments of amounts due under this Note by wire transfer of immediately available funds to an account designated by the Payee in a written notice to the Company.

         4. OPTIONAL PREPAYMENT. The Company may prepay this Note in whole or in part at any time without premium or penalty. Any such prepayment will be applied first against all accrued and unpaid interest and then in reduction of the then-outstanding principal balance.

         5. EVENTS OF DEFAULT. The occurrence of one or more of the following events (an "EVENT OF DEFAULT") will cause the Company to be in default under this Note:

(1) the Company fails to make any payment of principal or interest when due hereunder and that failure is not cured within 10 days after written notice thereof from the Payee to the Company;

(2)      there occurs a Bankruptcy Event with respect to the Company;

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(3)      the final stated maturity of any senior debt or senior subordinated debt obligation of the Company is accelerated, which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by the Company of notice of such acceleration; or

(4) any material agreement between the Company and the Payee has been terminated by the Payee in accordance with its terms by reason of a material breach by the Company of any of its obligations thereunder.

         As used herein, "Bankruptcy Event" means any of the following:

(1)      the institution by the Company of bankruptcy or insolvency proceedings;

(2) the consent of the Company to the institution of bankruptcy or insolvency proceedings against the Company;

(3) the filing by the Company of a petition seeking reorganization or release under applicable law, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of the property of the Company;

(4) the making by the Company of an assignment for the benefit of creditors; and

(5) the entry of an order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (A) the Company consents to that decree or order or (B) that decree or order remains unstayed and in effect for more than 60 consecutive days.

         6. ACCELERATION. The entire unpaid principal balance of this Note, together with interest accrued thereon, will become immediately due and payable
(x) immediately upon written notice from the Payee to the Company upon the occurrence of an Event of Default under clause (1) or (4) of Section 5 or (y) automatically upon the occurrence of an Event of Default under clause (2) or (3) of Section 5.

         7. SUBORDINATION. (a) This Note shall be pari-passu with the Company's 12% Senior Subordinated Notes Due 2007 (the "12% Notes") (as well as with any other 5% Subordinated Notes Due April 26, 2007 of the Company payable to the Payee) and shall be, to the same extent as such 12% Notes, subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Debt, as defined for the purposes of such 12% Notes, whether outstanding on the issue date hereof or thereafter incurred.

            (b) No direct or indirect payment by or on behalf of the Company of principal of or interest on this Note, whether pursuant to the terms hereof, upon acceleration, or otherwise, shall be made if (i) a default in the payment of the principal of or premium, if any, or interest on Designated Senior Debt, as defined for purposes of the 12% Notes, occurs and is continuing

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beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Payee receives a written notice of such other default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Debt (with a copy to the Company) until all Obligations with respect to such Designated Senior Debt are paid in full; payments on this Note shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Holder (such period being referred to herein as the "PAYMENT BLOCKAGE PERIOD"), unless the maturity of any Designated Senior Debt has been accelerated (and written notice of such acceleration has been received by the Company).

            (c) In no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and not more than one Payment Blockage Period may be commenced with respect to this Note during any period of 360 consecutive days.

            (d) In the event that, notwithstanding the foregoing, any payment shall be received by the Payee when such payment is prohibited by this Section 7, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, but only to the extent that, upon notice to the holders of Designated Senior Debt that such prohibited payment has been made, the holders of the Designated Senior Debt (or their representative or representatives or a trustee) notify the Company and the Payee in writing of the amounts then due and owing on the Designated Senior Debt, if any, and only the amounts specified in such notice shall be paid to the holders of Designated Senior Debt.

            (e) Nothing herein shall prohibit the Company from making quarterly scheduled payments of interest on the Notes, nor the scheduled payments of principal in the amount of $__________ per quarter beginning July 31, 2003, at the times and in the amounts originally provided for herein so long as no default or event of default on Designated Senior Debt has occurred and is continuing.

         8. GOVERNING LAW. This Agreement is governed by the laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

         9. NOTICES. (a) Every notice or other communication required or contemplated by this Agreement must be in writing and sent by one of the following methods: (1) personal delivery, in which case delivery is deemed to occur the day of delivery; (2) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; (3) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur upon receipt; or (4) facsimile transmission, with written confirmation from the recipient of receipt of the transmission, in which case delivery is

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deemed to occur on the day of transmission (if transmitted by 5:00 p.m. New York time on a Business Day) or the next Business Day (if transmitted any other time).

            (b) In each case, a notice or other communication sent to a party must be directed (1) if to the Company, to the Company's address indicated in the Payee's records as of the date of that notice, or (2) if to the Payee, to
(A) its address shown on the records of the Company as of the date of that notice or (B) such other address as the Payee designates by written notice to the Company from time to time.

         10. WAIVER OF RIGHTS. No failure or delay on the part of the Payee in exercising any right, power, privilege or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

         11. AMENDMENT. No amendment or waiver of any provision of this Note nor consent to any departure by the Company therefrom will be effective unless it is in writing and signed by the Payee, and then that waiver or consent will be effective only in the specific instance and for the specific purpose for which it is given.

         12. SUCCESSORS AND ASSIGNS. This Note is binding upon the Company and its legal representatives, successors and assigns and the terms hereof inure to the benefit of the Payee and the Payee's successors by operation of law. The Payee may not assign or otherwise transfer this Note without the prior written consent of the Company.

         13. SEVERABILITY. The provisions of this Note are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then that invalidity or unenforceability will not in any manner affect that provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

         14. ENTIRE AGREEMENT. This Note sets forth the entire agreement of the Company and the Payee with respect to this Note.

         15. EXPENSES. The Company shall pay all expenses reasonably incurred by the Payee in connection with collection of this Note, including without limitation reasonable attorney's fees and disbursements.

         16. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this instrument. The obligation to make payments to the Payee hereunder is absolute and unconditional and the rights of the Payee are not subject to any defense, set-off, counterclaim or recoupment that the Company may have against the Payee or by reason of any indebtedness or liability at any time owing by the Payee to the Company or otherwise. If this
Note is negotiated, endorsed, assigned, transferred, hypothecated or pledged, the obligations of the Company hereunder will continue in full force and effect.

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         17. GUARANTY. The payment of principal and interest on this Note shall be absolutely and unconditionally guaranteed, on a senior subordinated basis, by such subsidiary of the Company, if any, as may acquire and hold substantially all of the assets acquired from Casual Male Corp. and certain direct or indirect subsidiaries which are debtors in the bankruptcy proceeding pending in the U.S. Bankruptcy Court of the Southern District of New York.

         The Company is executing this Note as of __________, 2002.

                                    DESIGNS, INC.

                                    By:
                                        -----------------------------------
                                        Name:  Dennis R. Hernreich
                                        Title: Chief Financial Officer

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